EXHIBIT 99.1

COMVERSE TECHNOLOGY ANNOUNCES CHANGES TO SENIOR MANAGEMENT AND BOARD OF
DIRECTORS

RON HIRAM NAMED CHAIRMAN; RAZ ALON APPOINTED INTERIM CHIEF EXECUTIVE OFFICER; AVI ARONOVITZ APPOINTED INTERIM CHIEF FINANCIAL OFFICER; PAUL ROBINSON NAMED EXECUTIVE VICE PRESIDENT & CHIEF ADMINISTRATIVE OFFICER

NEW YORK, NY    May 1, 2006

Comverse Technology, Inc. (NASDAQ: CMVT) today announced changes to its senior management team and Board of Directors. The following changes are effective immediately:

o Ron Hiram, an independent director of the Company since 2001, has been named non-executive Chairman of the Board of Directors.

o Raz Alon, an independent director since 2003, has been named interim Chief Executive Officer.

o Avi T. Aronovitz, currently Vice President of Finance and Treasurer of the Company, has been appointed interim Chief Financial Officer.

o Paul L. Robinson, currently Vice President of Legal and General Counsel, will assume the role of Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary.

These changes come following the resignations of Kobi Alexander, former Chairman and CEO, David Kreinberg, former CFO, and William F. Sorin, a former director, Senior General Counsel, and Corporate Secretary. Mr. Alexander, Mr. Kreinberg and Mr. Sorin will become advisors to the Company on an interim basis. They will cooperate with the special committee of the Board of Directors in its previously announced review relating to the Company's stock option grants and help ensure a smooth transition for the Company's senior management.

"We wish to acknowledge the past contributions of Mr. Alexander. He was the Company's founder and a visionary leader. We also acknowledge the work of Messrs. Kreinberg and Sorin in assisting Mr. Alexander in developing Comverse into the strong market and technology leader it is today," said Ron Hiram.

"We are confident that our major markets have excellent long-term prospects, and our management team has the experience and depth to continue to deliver outstanding growth and operational performance," said Raz Alon. "We remain focused on providing our customers with innovative technology and outstanding service, and we are committed to strengthening our leadership position in each of our businesses."

ABOUT COMVERSE TECHNOLOGY
Comverse Technology, Inc. (NASDAQ: CMVT), through its Comverse business unit, is the world's leading provider of software and systems enabling network-based multimedia enhanced communication and billing services. The company's Total Communication portfolio includes value-added messaging, personalized data and content-based services, and real-time converged billing solutions. Over 450 communication and content service providers in more than 120 countries use Comverse products to generate revenues, strengthen customer loyalty and improve operational efficiency. Other Comverse Technology business units include: Verint Systems (NASDAQ: VRNT), a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence; and Ulticom (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications. Comverse Technology is an S&P 500 and NASDAQ-100 Index company. For additional information, visit the Comverse Technology website at www.cmvt.com .

All product and company names mentioned herein may be registered trademarks or trademarks of Comverse or the respective referenced company(s).

Note: This release contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; risks associated with the Company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com , or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov . The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

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CONTACTS:
Investors/Business Press:
Paul D. Baker
Comverse Technology, Inc.
One Huntington Quadrangle
Third Floor
Melville, New York 11747
(516) 677-7226